EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of RJR Nabisco Holdings Corp. ("Holdings") on Form S-3 (the "Registration Statement") of our report dated January 30, 1995 (except with respect to Notes 11 and 17, as to which the date is February 21, 1995), appearing in the Annual Report on Form 10-K of Holdings for the year ended December 31, 1994.

     We also consent to the reference to us under the headings "Summary Historical Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP




New York, New York
March 15, 1995